Exhibit 16.1

MORGENSTERN, SVOBODA, & BAER CPA’s, P.C.

CERTIFIED PUBLIC ACCOUNTANTS
40 Exchange Place, Suite 1820
New York, NY 10005
TEL: (212) 925-9490
FAX: (212) 226-9134
E-MAIL: MSBCPAS@gmail.COM

November 11, 2009

United States Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N. W.
Washington D.C. 20549

Re:  Powersafe Technology Corp.

Dear Sirs/Madams:

The undersigned MORGENSTERN, SVOBODA & BAER, CPA’s, previously acted as independent accountants to audit the financial statements of Powersafe Technology Corp.  We are no longer acting as independent accountants to the Company.

This letter will confirm that we have read Powersafe Technology Corp. statements included under Item 5 of its Form 8K dated November 4, 2009, and we agree with such statements as they relate to us and with the other statements of the Company in the remainder of the Current Report on Form 8-K.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly,

/s/  Morgenstern, Svoboda & Baer, CPA's

MORGENSTERN, SVOBODA & BAER, CPAs